[AccumuLink™ Advance]
Single Payment Individual Registered Indexed-Linked Variable Annuity Application

[securian FINANCIAL®]

Minnesota Life Insurance Company - a Securian Financial company
[Annuity Services • A1-9999] • [400 Robert Street North, St. Paul, MN 55101-2098]
[1-800-362-3141] • [Fax 651-665-7942] • [securian.com]

1. Plan Type

[☐ Traditional IRA - Tax year__________ ☐ Non-Qualified
☐ Roth IRA - Tax year__________ ☐ Corporate Non-Qualified
☐ SEP IRA - Tax year__________ ☐ Inherited Non-Qualified
☐ Inherited IRA ☐ Under the__________(state) UTMA/UGMA]

2. Owner

[For UTMA/UGMA enter custodian's information here.]

[For TRUSTS: Only provide the title of the trust. Do not include the name of the trustee.]

Individual name (first, middle initial, last, suffix) trust title, or entity ☐ Male ☐ Female ☐ Entity

Date of birth or date of trust | Tax I.D. (SSN or TIN) | US citizen: ☐ Yes ☐ No

Physical address (no PO Boxes)

City | State | Zip code

Mailing address (if different than physical address) | City | State | Zip code

Email address | Telephone number ☐ Cell ☐ Landline

3. Joint Owner (if applicable)

Individual name (first, middle initial, last, suffix) ☐ Male ☐ Female

Date of birth | Tax I.D. (SSN) | Relationship to owner | US citizen: ☐ Yes ☐ No

Physical address (no PO Boxes)

City | State | Zip code

Mailing address (if different than physical address) | City | State | Zip code

Email address | Telephone number ☐ Cell ☐ Landline

[IAN000177]

[Securian Financial is the marketing name for Minnesota Life Insurance Company. Insurance products are issued by Minnesota Life Insurance Company.]
ICC24-72811 [Page 1 of 6]

4. Annuitant

[Complete only if the primary annuitant is not the same as owner.]

[For UTMA/UGMA enter minor's information here.]

Individual name (first, middle initial, last, suffix) ☐ Male ☐ Female

Date of birth | Tax I.D. (SSN) | Relationship to owner | US citizen: ☐ Yes ☐ No

Physical address (no PO Boxes)

City | State | Zip code

Mailing address (if different than physical address) | City | State | Zip code

Email address | Telephone number ☐ Cell ☐ Landline

---

5. Joint Annuitant (if applicable)

[Complete only if the joint annuitant is not the same as the joint owner.]

Individual name (first, middle initial, last, suffix) ☐ Male ☐ Female

Date of birth | Tax I.D. (SSN) | Relationship to owner | US citizen: ☐ Yes ☐ No

Physical address (no PO Boxes)

City | State | Zip code

Mailing address (if different than physical address) | City | State | Zip code

Email address | Telephone number ☐ Cell ☐ Landline

---

6. Beneficiary(ies) **Unless otherwise indicated, all designated beneficiaries will be considered primary beneficiaries with equal shares.**

[Primary beneficiary designations must total 100%.]

[Contingent beneficiary designations must total 100%.]

[For TRUSTS: Only provide the title of the trust. Do not include the name of the trustee.]

Name ☐ Male ☐ Female ☐ Entity

Date of birth or date of trust | Tax I.D. (SSN or TIN)

Relationship to owner | Type of beneficiary ☐ Primary ☐ Contingent | Percentage %

Address | City | State | Zip code

Email address | Telephone number

[IAN000177]

ICC24-72811

[Page 2 of 6]

Name Male Female    Entity Date of birth or date of trust Tax I.D. (SSN or TIN) Relationship to owner Type of beneficiary Percentage Primary Contingent % Address City State Zip code Email address Telephone number Name Male Female    Entity Date of birth or date of trust Tax I.D. (SSN or TIN) Relationship to owner Type of beneficiary Percentage Primary Contingent % Address City State Zip code Email address Telephone number Name Male Female    Entity Date of birth or date of trust Tax I.D. (SSN or TIN) Relationship to owner Type of beneficiary Percentage Primary Contingent % Address City State Zip code Email address Telephone number 7. Special Instructions [ IAN000177] ICC24-72811 [ Page 3 of 6 ]

8. Optional Riders (additional charges apply - see Prospectus)

[Issue age max:
ROPP 80
RUDBESV 75]

If you wish to elect an optional death benefit rider, you may choose only one of the options below:

[☐ Return of Purchase Payments Death Benefit
☐ Roll-Up Death Benefit with Enhanced Surrender Value Rider*]

[* To elect the Roll-Up Death Benefit with Enhanced Surrender Value Rider, both Owner(s) and Annuitant(s) must be able to answer "No" to both of the following questions:

☐ Yes ☐ No Are you currently residing in a nursing home or skilled nursing facility?
☐ Yes ☐ No Are you currently unable to perform, without assistance, one or more of the activities of daily living (bathing, continence, dressing, toileting, eating, and transferring)?]

9. Statement Regarding Existing Policies or Annuity Contracts

[If yes, a State Replacement form must be signed and dated with the same date as the application in most states.]

Do you have any existing life insurance or annuity contracts? ☐ Yes ☐ No

Will the contract applied for replace or change an existing life insurance or annuity contract? If yes, complete the section below. ☐ Yes ☐ No

Company Name	Life/ Annuity	Policy/Contract Number	Year Issued

10. Purchase Payment Method

[Minimum purchase payment is $25,000.]

Please indicate payment method(s):

[Make checks payable to Minnesota Life.]

[☐ $________________ Personal check(s) - *starter checks will not be accepted*

☐ $________________ Wire(s)

☐ $________________ Funds to be requested by Owner

☐ $________________ Funds to be requested by Minnesota Life - *please attach a completed 1035 Exchange/Transfer/Rollover form for each request*]

[**We reserve the right to refuse and return any premium payment for this contract when the premium payment is submitted as multiple payments over a period of time. If we permit you to make multiple payments over a period of time, we will hold such payments in a non-interest bearing account and not issue your contract until all scheduled payments are received.**]

11. Notice to Applicant

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

[IAN000177]

ICC24-72811

[Page 4 of 6]

12. Electronic Delivery Authorization

☐ Yes ☐ No If "Yes" is selected, please provide the owner's email address on page one.

[I elect to receive electronic copies of the prospectus(es), privacy policies, and if applicable, (a) any underlying fund company prospectus(es) and supplements, and (b) any underlying fund semiannual and annual reports and supplements for my annuity contract(s) and/or life insurance policy(ies). I do not wish to receive paper copies of these documents. I understand I will receive a communication directing me to the Minnesota Life internet website address where the documents will be available, be notified when new, updated prospectuses, privacy policies, reports and supplements for contracts become available, and continue to receive my statements in the mail. I understand and acknowledge that I have the ability to access the internet and will need Adobe Acrobat Reader in order to view the documents, am responsible for any subscription fees an internet service provider might charge for internet access, (Minnesota Life does not charge a fee for electronic delivery), may request specific documents in paper form at any time without revoking this consent, and can revoke this consent at any time by calling [Minnesota Life's Service Center] at [1-800-362-3141] or writing to the address [PO Box 64628, St. Paul, MN 55164-0628.] If I need to correct or change my email address, I will contact Minnesota Life at the previously stated telephone number or mailing address. I also understand that Minnesota Life will rely on my signature as consent to receive all of the above mentioned disclosure documents for all Minnesota Life products currently owned and any purchased in the future, until this consent is revoked.]

13. Owner Signatures

[I/we understand that Minnesota Life is not acting as a fiduciary or otherwise providing me with investment advice.]

I/we understand that this is a single payment annuity contract. No additional contributions will be allowed into this contract.

I/we acknowledge that I/we have received and understand the current prospectus. I/we understand that all payments and values provided by this contract, when based upon the indexed accounts, are variable, may increase or decrease and are not guaranteed as to a fixed dollar amount.

I/we acknowledge that I/we have been given the Securian Financial Privacy Notice.

If I/we am an active duty member of the United States Armed Forces (including active duty military reserve personnel), I/we confirm that this application was not solicited and/or signed on a military base or installation, and I/we have received from the registered representative the [Active Duty Military Personnel Required Disclosure (form F72467)] required by Section 10 of the Military Personnel Financial Services Protection Act.

I/we represent that the statements and answers in this application are full, complete, and true to the best of my/our knowledge and belief. I/we agree that they are to be considered the basis of any contract issued to me/us. I/we have read and agree with the applicable statements. The representative left me/us the original or a copy of the written or printed communications used in this presentation.

Contract owner's signature	Signed in (state)	Date
X		
Joint contract owner's signature	**Signed in (state)**	**Date**
X		

14. To Be Completed By Representative/Agent

☐ Yes ☐ No Do you have offices in or conduct business in the state of New York?

☐ Yes ☐ No ☐ N/A If yes, I certify I comply with the [Minnesota Life Sales Activities Requirements for Financial Professionals Who Have Offices in or Conduct Business in New York.]

[IAN000177]

ICC24-72811

[Page 5 of 6]

By signing this form, I certify that: 1. The applicant’s Statement Regarding Existing Policies or Annuity Contracts has been answered correctly to the best of my knowledge and belief. 2. The applicant’s statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief. 3. No written sales materials were used other than those furnished by the Home Office. 4. I have provided the Owner with all appropriate disclosures including the[Buyer’s Guide and Securian Financial Privacy Notice]as applicable. [ 5. If this application involved funds being allocated to/from an IRA or qualified plan—my recommendation was in compliance with ERISA and DOL regulations, including the appropriate prohibited transaction exemption(s).] 6. I believe the information provided by this client is true and accurate to the best of my knowledge and belief. Compensation Options: [Please only select [ A B C D] one option. ] [The recommending Representative/agent name (print) Representative/agent code representative/agent must sign; additional % representatives/ agents receiving Representative/agent signature Representative/agent email Representative/agent telephone compensation may also be required to X sign. ] Representative/agent name (print) Representative/agent code [Representative/ agent split must % total 100%. ] Representative/agent signature Representative/agent email Representative/agent telephone X Representative/agent name (print) Representative/agent code % Representative/agent signature Representative/agent email Representative/agent telephone X Representative/agent name (print) Representative/agent code % Representative/agent signature Representative/agent email Representative/agent telephone X 15. To Be Completed By Broker—Dealer (if applicable) Broker—dealer name Signature of authorized dealer Date X Principal signature Date X Special note [IAN000177] ICC24-72811 [Page 6 of 6]